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                                                                     EXHIBIT 5.1


                        [COOLEY GODWARD LLP LETTERHEAD]



December 23, 1998

HOLLIS-EDEN PHARMACEUTICALS, INC.
9333 Genesee Avenue, Suite 110
San Diego, CA  92121


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by HOLLIS-EDEN PHARMACEUTICALS, INC. (the "Company") of a Form S-3 Registration Statement (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of an aggregate of 931,373 shares of the Company's Common Stock, $.01 par value, that may be sold by certain selling stockholders, including 927,880 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of certain warrants (the "Warrants") and 3,493 shares of Common Stock (the "Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, the Warrants and related agreements, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion
(i) that the Shares are validly issued, fully paid and nonassessable, and (ii) that the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



Jeremy D. Glaser